Exhibit 5

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

May 20, 2014

The Hanover Insurance Group, Inc.

440 Lincoln Street

Worcester, MA 01653

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with the registration statement on Form S-8 (the “Registration Statement”), filed by The Hanover Insurance Group, Inc., a Delaware corporation (the “Company”), on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of a total of 11,529,316 shares of Common Stock, $0.01 par value, of the Company (the “Shares”). The Shares are issuable as follows: 750,000 Shares pursuant to The Chaucer Share Incentive Plan, 2,500,000 Shares pursuant to The Hanover Insurance Group 2014 Employee Stock Purchase Plan and 8,279,316 Shares pursuant to The Hanover Insurance Group 2014 Long-Term Incentive Plan (together, the “Plans”).

We are familiar with the actions taken by the Company in connection with the adoption of the Plans. We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

The Hanover Insurance Group, Inc.                                                  - 2 -

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP